Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-239454, No. 333-205407, No. 333-196893, and No. 333-192408) and Form S-3 (No. 333-159594) of Village Bank and Trust Financial Corp. of our report dated March 25, 2022, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of Village Bank and Trust Financial Corp. and Subsidiary for the year ended December 31, 2021.

/s/ Yount, Hyde & Barbour, P.C.

Richmond, Virginia

March 25, 2022